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                                                                   Exhibit 3.100

                            ARTICLES OF INCORPORATION

                                       OF

                             MEDI-CAR SYSTEMS, INC.

          The undersigned Incorporator to these Articles of Incorporation, a Florida corporation, hereby forms a corporation under the laws of the State of Florida.

ARTICLE I. CORPORATE NAME.

          The name of this Corporation is: MEDI-CAR SYSTEMS, INC.

ARTICLE II. NATURE OF BUSINESS AND POWERS.

          The general nature of the business to be transacted by this Corporation is to engage in any and all business permitted under the laws of the State of Florida.

ARTICLE III. CAPITAL STOCK.

          The maximum number of shares of capital stock that this Corporation is authorized to issue and have outstanding at any one time is:

               (a) Common Stock. Five Thousand (5,000) shares of Common Stock, having a par value of One ($1.00) Dollar per share.

               (b) Preferred Stock. One Thousand (1,000) shares of Preferred Stock, having a par value of One ($1.00) Dollar per share.

          The capital stock that this Corporation is authorized to issue and have outstanding shall have the following rights, preferences, designations and limitations:

               (a) Payment for Shares. All shares of stock shall be paid for in cash or property (real or personal) having a fair market value at least equal to:

                    (1) One ($1.00) Dollar per share in the case of Common
               Stock; and

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                    (2) One Thousand ($1,000) Dollars per share in the case of
               Preferred Stock.

                         All shares issued shall be fully paid and
                    nonassessable.

               (b) Voting Rights. Each share of stock (preferred and common) shall be entitled to one (1) vote at any meeting of the stockholders of this Corporation or at any other time.

               (c) Pre-emptive Rights. No holder of any shares of stock of this Corporation shall have any preferential or pre-emptive rights to subscribe for, purchase or receive any additional shares of stock of this Corporation or any options, warrants or subscription rights for such shares or any securities convertible into or exchangeable for shares of stock which may be issued, sold or offered for sale by this Corporation.

               (d) Preferred Stock Issue Price. The Preferred Stock issue price of One Thousand ($1,000) Dollars per share, as stated in (a) (2) above, shall constitute its value for purposes of: (1) payment of dividends; (2) preference upon liquidation, dissolution or winding up of the business of this Corporation; and (3) redemption of such stock by the Corporation.

               (e) Time of Dividends. Dividends on shares of common and preferred stock shall be declared and paid as, when, and if, in its sole discretion, the Board of Directors shall deem advisable the payment of such dividends, and, then, only from the net profits and surplus of this Corporation. The determination of the amount of net profits and surplus of this Corporation available for dividends shall be made from time to time by the Board of Directors and such determination shall


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          be conclusive and binding on all persons who are then holders of shares of the capital stock of this Corporation.

               (f) Amount of Dividends. Subject to the limitations herein set forth with respect to the payment of dividends on common stock, the holders of shares of common stock shall be entitled to receive dividends in such amounts and on such dates as shall be fixed by the Board of Directors of this Corporation. The holders of the shares of Preferred Stock of this Corporation shall be entitled to receive dividends (in cash or in other property) at the rate of 12% per annum of the Preferred Stock issue price, said dividends to be paid annually, as determined by the Board of Directors of this Corporation, but on a noncumulative basis.

               (g) Preferred Rights to Dividends. No dividend shall be paid or set aside for payment to holders of shares of common stock, nor shall any distribution be made to the holders of shares of common stock (other than a dividend payable in the form of additional shares of common stock), unless dividends with respect to the shares of Preferred Stock, as herein set forth for the year of such dividend, shall have been declared or this Corporation shall have paid in full to the holders of the shares of Preferred Stock for such year the amount of dividends herein required to be paid to the holders of shares of Preferred Stock or there shall have been set aside for the holders of shares of Preferred Stock, specifically earmarked for such purpose, a sum of money sufficient to pay in full the amount of dividends to which holders of shares of Preferred Stock are entitled in accordance with the terms hereof.


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               (h) Redemption of Preferred Stock. Upon redemption of any shares of Preferred Stock of this Corporation, the redemption price to be paid to any holder of shares of Preferred Stock to be redeemed shall be equal to the Preferred Stock issue price, and the amount so determined shall be paid in cash or by the transfer of other property of this Corporation. The Board of Directors shall have full discretion to prescribe and regulate from time to time all proceedings to be followed and other requirements to be satisfied in connection with the redemption of shares of Preferred Stock.

               (i) Liquidation. In the event of liquidation, dissolution or winding up of the business of this Corporation, the holders of shares of Preferred Stock shall be entitled to receive pro rata to the extent of the issue price of such Preferred Shares the underlying assets of this Corporation before any such assets shall be distributed among the holders of shares of Common Stock. After payment in full shall have been made to the holders of the shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive pro rata any remaining assets of this Corporation.

ARTICLE IV. TERM OF EXISTENCE.

          The term of existence of this Corporation shall commence on April 15, 1980, and thereafter, it shall have perpetual existence.

ARTICLE V. REGISTERED AGENT AND INITIAL REGISTERED OFFICE.

          The registered agent and the street address of the initial registered office of this Corporation in the State of Florida shall be: Florida Registered Agents, Inc. Suite 1000 1401 Brickell Avenue Miami, Florida 33131


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The Board of Directors may, from time to time, move the registered office to any other address in the State of Florida.

ARTICLE VI. BOARD OF DIRECTORS.

          This Corporation shall have three (3) directors initially. The number of directors may be increased or diminished from time to time by By-Laws adopted by the stockholders, but shall never be less than one (1).

ARTICLE VII. INITIAL DIRECTORS.

          The names of the initial directors of this Corporation and their street addresses are: Raymond G. Parent, Jr. Douglas Parent Gary J. Parent 755 N.W. 28th Street Miami, Florida 33127

          The persons named as initial directors shall hold office for the first year of existence of this Corporation or until their successors are elected or appointed and have qualified, whichever occurs first.

ARTICLE VIII. INCORPORATOR.

          The name and street address of the corporation signing these Articles of Incorporation as the Incorporator is: Florida Registered Agents, Inc. Suite 1000 1401 Brickell Avenue Miami, Florida 33131

ARTICLE IX. CONFLICT OF INTEREST.

          No contract between this Corporation and another corporation or another individual shall be invalidated by reason of the fact that one or more of the officers or directors of this corporation are officers or directors of the said other corporation, or by reason of the fact that one or more of the officers or directors of this Corporation may be the other individual or individuals contracting with this Corporation.

ARTICLE X. AMENDMENT.


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          These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a stockholders' meeting by at least a majority of the stock entitled to vote thereon, unless all of the directors and all of the stockholders entitled to vote sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

          IN WITNESS WHEREOF, the undersigned, as the Incorporator, has executed the foregoing Articles of Incorporation as of the 11th day of April, 1980. FLORIDA REGISTERED AGENTS, INC.


By: /s/ Benjamin S. Schwartz
    -------------------------------
BENJAMIN S. SCHWARTZ, President

STATE OF FLORIDA   )
                   )   SS.
COUNTY OF DADE     )

          BEFORE ME, a Notary Public, personally appeared Benjamin S. Schwartz, the President of Florida Registered Agents, Inc., the corporation described as the incorporator herein, who executed the foregoing Articles of Incorporation, and acknowledged before me that said corporation subscribed to these Articles of Incorporation.

          WITNESS my hand and official seal at Miami, Dade County, Florida, this 11 day of April, 1980.


/s/ X
-----------------------------------
Notary Public
State of Florida at Large

My commission expires:


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                    CERTIFICATE DESIGNATING PLACE OF BUSINESS
            OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE,
                  NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

          In pursuance of Chapter 48.091, Florida Statutes, the following is submitted, in compliance with said Act:

          That Medi-Car Systems, Inc., desiring to organize under the laws of the State of Florida, with its principal office, as indicated in the Articles of Incorporation, at 1401 Brickell Avenue, Miami, County of Dade, State of Florida, has named Florida Registered Agents, Inc., located at 1401 Brickell Avenue, City of Miami, County of Dade, State of Florida, as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

          Having been named to accept service of process for above-stated Corporation, at the place designated in this certificate, the undersigned hereby agrees to act in this capacity, and agree to comply with the provisions of said Act relative to keeping open said office.

FLORIDA REGISTERED AGENTS, INC.


By: /s/ Benjamin S. Schwartz
    ------------------------------------
    BENJAMIN S. SCHWARTZ, President


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                               ARTICLES OF MERGER

                                       OF

                           DAS MANAGEMENT GROUP, INC.

                                       AND

                             MEDI-CAR SYSTEMS, INC.

To the Secretary of State
State of Florida

Pursuant to the provisions of the Florida Business Corporation Act, the domestic corporations herein named do hereby adopt the follow articles of merger.

          1. The following annexed hereto and made a part hereof is the Agreement and Plan of Merger for merging DAS Management Group, Inc. with and into Medi-Car Systems, Inc. as approved and adopted by written consent of the shareholders of DAS Management Group, Inc. entitled to vote thereon given on December 20, 1995 in accordance with the provisions of Section 607.0704 the Florida Business Corporation Act.

          2. Medi-Car Systems, Inc. will continue its existence as the surviving corporation under its present name pursuant to the provisions of the Florida Business Corporation Act.

          3. The effective time and date of the merger herein provided for shall be 11:59 p.m. on December 31, 1995.

Executed on December 21, 1995.

DAS Management Group, Inc.


By: /s/ R. Garner
    ------------------------------------
Name: Robert L. Garner
Title: CEO


Medi-Car Systems, Inc.


By: /s/ R. Garner
    ------------------------------------
Name: Robert L. Garner
Title: CEO


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

     AGREEMENT AND PLAN OF MERGER adopted for DAS Management Group, Inc.. a business corporation organized under the laws of the State of Florida, by resolution of its Board of Directors on December 20, 1995. and adopted for Medi-Car Systems, Inc., a business corporation organized under the laws of the State of Florida, by resolution of its Board of Directors on December 20, 1995. The names of the corporations planning to merge are DAS Management Group, Inc., a business corporation organized under the laws of the State of Florida, and Medi-Car Systems, Inc., a business corporation organized under the laws of the State of Florida. The name of the surviving corporation into which DAS Management Group, Inc. plans to merge is Medi-Car Systems, Inc.

          1. DAS Management Group. Inc. and Medi-Car Systems, Inc. shall, pursuant to the provisions of the Florida Business Corporation Act, be merged with and into a single corporation, to wit, Medi-Car Systems, Inc., which shall be the surviving corporation at the effective time and date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Florida Business Corporation Act. The separate existence of DAS Management Group, Inc. which is sometimes hereinafter referred to as the "non-surviving corporation", shall cease at the effective time and date of the merger in accordance with the provisions of the Florida Business Corporation Act.

          2. The Articles of Incorporation of the surviving corporation at the effective time and date of the merger shall be the Articles of Incorporation of said surviving corporation and said Articles of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Florida Business Corporation Act.

          3. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Florida Business Corporation Act.

          4. The directors and officers in office of the surviving corporation at the effective time and date of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their respective offices until the election and qualification of their successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

          5. Each issued share of the non-surviving corporation immediately prior to the effective time and date of the merger shall, at the effective time and date of the merger, be converted into shares of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued at the effective time and date of the merger shall continue to represent one issued share of the surviving corporation.

          6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the non-surviving corporation and to the shareholders of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Florida Business Corporation Act.


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          7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the non-surviving corporation and by the shareholders entitled to vote of the surviving corporation in the manner prescribed by the provisions of the Florida Business Corporation Act, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Florida, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

          8. The Board of Directors and the proper officers of the non-surviving corporation and the Board of Directors and the proper officers of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

Attest:                                 DAS MANAGEMENT GROUP, INC.


/s/ X                                   By /s/ R. Garner
----------------------                     -------------------------------------
                                           Chief Executive Officer


Attest:                                 MEDI-CAR SYSTEMS, INC.


/s/ X                                   By /s/ R. Garner
----------------------                     -------------------------------------
                                           Chief Executive Officer


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